Exhibit 10.1

Execution Version

FIRST AMENDMENT TO 364-DAY REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO 364-DAY REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of September 27, 2011, by and among HARRIS CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain 364-Day Revolving Credit Agreement, dated as of September 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent renew the financial accommodations made available to the Borrower by the Lenders under the Credit Agreement, and in order to do so and otherwise in connection therewith, amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1. Amendments.

(a) Section 1.01 of the Credit Agreement is hereby amended by replacing the definitions of Applicable Rate and Maturity Date in their entirety with the following definitions:

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Senior Debt Rating existing at such time:

Pricing Level	Senior Debt Ratings	Applicable Rate for Eurodollar Rate Loans	Applicable Rate for Base Rate Loans	Applicable Rate for Commitment Fee
I	≥A/A2	0.75%	0.00%	0.07%
II	A-/A3	1.00%	0.00%	0.08%
III	BBB+/Baa1	1.25%	0.25%	0.10%
IV	BBB/Baa2	1.50%	0.50%	0.125%
V	≤ BBB-/Baa3	1.75%	0.75%	0.175%

As of the First Amendment Date, the Applicable Rate shall be set at Pricing Level III. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Senior Debt Rating shall be effective, in the case of either an upgrade or a downgrade, during the period commencing on the date of public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If neither Moody’s nor S&P has rated the Borrower, then the Applicable Rate shall be established by reference to Pricing Level V.

“Maturity Date” means (a) September 26, 2012, or (b) such earlier date upon which the Commitments are terminated in accordance with the terms hereof.

(b) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition of First Amendment Date in the appropriate alphabetical order:

“First Amendment Date” means September 27, 2011.

(c) The Credit Agreement is amended by replacing Schedule 2.01 in its entirety with Schedule 2.01 to this Amendment.

2. Waiver. The Lenders hereby waive the requirement set forth in Section 2.05(b) of the Credit Agreement with respect to the Borrower’s notice of the permanent reduction in Commitments occurring on or the day prior to the First Amendment Date.

3. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) an upfront fee in the amount of 0.05% of the Commitments, to be applied pro rata among the Lenders, (ii) such other fees, costs or expenses as the Borrower has previously agreed in writing to pay or reimburse the Administrative Agent or any of its affiliates incurred in connection with this Amendment (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (iii) each of the following documents:

(a) executed counterparts to this Amendment from the Borrower and the Lenders;

(b) a certificate of the Secretary or Assistant Secretary of the Borrower, (A) certifying the name, title and true signature of each officer of the Borrower executing the Amendment (B) certifying a true, complete and correct copy of the resolutions of the Borrower, authorizing the transactions contemplated by the Loan Documents, including the First Amendment, to which the Borrower is a party and (C) certifying that there have been no changes to the articles of incorporation or bylaws of the Borrower since the Closing Date;

(c) a certificate of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation of the Borrower;

(d) evidence that the Borrower has permanently reduced the Commitments to $250,000,000 pursuant to Section 2.05 of the Credit Agreement; and

(e) a duly executed Assignment and Acceptance substantially in the form of Exhibit B to the Credit Agreement between Morgan Stanley Bank, N.A. and Wells Fargo Bank, N.A. and consented to by the Borrower and the Administrative Agent in which Morgan Stanley Bank, N.A. assigns its entire Commitment, after giving effect to the reduction in Commitments, to Wells Fargo Bank, N.A..

4. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent:

(a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and the Borrower is in good standing under the Laws of the State of Florida;

(b) The execution, delivery and performance by the Borrower of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) the Borrower’s Organization Documents, (b) any applicable Laws or (c) any material contractual restriction binding on or affecting the Borrower;

(c) The due execution, delivery and performance by the Borrower of this Amendment do not require authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, except those as have been obtained or made and are in full force and effect;

(d) This Amendment is the valid and binding obligation of the Borrower enforceable against it in accordance with its terms except that such enforcement may be limited by applicable Debtor Relief Laws; and

(e) After giving effect to this Amendment, the representations and warranties contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

5. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the parties thereto. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

7. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8. Costs and Expenses. The Borrower agrees to pay on demand, without duplications, all reasonable, out of pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by their respective authorized officers as of the day and year first above written.

BORROWER:

HARRIS CORPORATION

By:	/s/ Gary L. McArthur

Name:	Gary L. McArthur
Title:	Sr. Vice President,
Chief Financial Officer

By:	/s/ Charles J. Greene

Name:	Charles J. Greene
Title:	Vice President,
Tax and Treasurer

[Signature Page to First Amendment]

LENDERS AND ADMINISTRATIVE AGENT:

SUNTRUST BANK, individually and as Administrative Agent

By:	/s/ K. Scott Bazemore

Name: K. Scott Bazemore
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Anthony Eastman

Name: Anthony Eastman
Title: Underwriter

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Karen H. McClain
Name: Karen H. McClain
Title: Managing Director

BANK OF AMERICA, N.A.

By:	/s/ William S. Rowe
Name: William S. Rowe
Title: Director

HSBC BANK USA, NATIONAL ASSOCIATION.

By:	/s/ Bruce Yoder

Name: Bruce Yoder
Title: Vice President

CITIBANK, N.A.

By:	/s/ James M. Walsh

Name: James M. Walsh
Title: Managing Director

[Signature Page to First Amendment]

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment
SunTrust Bank	$41,666,666.75

JPMorgan Chase Bank, N.A.	$41,666,666.65

Wells Fargo Bank, N.A.	$41,666,666.65

Bank of America, N.A.	$41,666,666.65

HSBC Bank USA, National Association	$41,666,666.65

Citibank, N.A.	$41,666,666.65

Total	$250,000,000